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                                                                    EXHIBIT 23.1


               Consent of Independent Certified Public Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 14, 2000, except for the information in Note O for which the date is January 25, 2000 relating to the financial statements and financial statement schedule, which appears in TECO Energy, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                              /s/ PricewaterhouseCoopers LLP
                                              ----------------------------------
                                              PricewaterhouseCoopers LLP





Tampa, Florida
November 24, 2000